EXHIBIT 99.4

Viking Energy Group, Inc.

Unaudited Pro Forma Condensed Combined Financial Statements

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VIKING ENERGY GROUP, INC. UNAUDITED PRO FORMA CONSDENSED COMBINED FINANCIAL STATEMENTS

On December 22, 2017, Viking Energy Group, Inc, ("Viking") completed the acquisition of all of the issued and outstanding membership interests in Petrodome Energy, LLC, ("Petrodome") and each of its subsidiaries described in the Acquisition Agreement. The acquisition will be accounted for using the acquisition method of accounting in accordance with GAAP. Under the acquisition method of accounting, Viking will record all assets acquired and liabilities assumed at their respective acquisition-date fair values at the Effective Time.

The following unaudited pro forma condensed combined financial statements and the related notes present the combination of the historical consolidated financial statements of Viking and Petrodome, to give effect to the acquisition. See additional information in Note 1 – Basis of Presentation to the Unaudited Pro Forma Condensed Combined Financial Information

VIKING ENERGY GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2017

	Historical
	Viking Energy Group, Inc. 9/30/17	Petrodome Energy LLC 10/31/17	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Current assets
Cash and cash equivalents	$568,222	$3,114,725	(1,860,956)	(a)	$1,821,991
Accounts receivable	63,257	496,401	(496,401)	(b)	63,257
Prepaid expenses and other current assets, net	83,488	-	79,309	(c)	162,797
Assets held for sale - net	-	3,820,375	(3,820,375)	(d)	-
Total current assets	714,967	7,431,501			2,048,045

Oil and gas properties, net	3,421,308	-	16,906,610	(e)	20,327,918
Other property and equipment, net	-	-			-
Investments	-	3,151,823	(3,151,823)	(f)	-
Other assets	683	-			683

TOTAL ASSETS	$4,136,958	$10,583,324			$22,376,646

LIABILITIES AND MEMBERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$369,376	$842,783	148,314	(g)(j)	$1,360,473
Derivative liability	606,878	-			606,878
Amounts due directors	1,056,147	-			1,056,147
Undistributed revenue and royalties	-	-	1,253,769	(i)	1,253,769
Current portion of long term debt	1,518,464	-			1,518,464
Total current liabilities	3,550,865	842,783			5,795,731

Long term debt - net of current portion	2,568,568	-	3,000,000	(k)	5,568,568
Asset retirement obligations	1,067,232	-	694,489	(h)	1,761,721
Total Liabilities	7,186,665	842,783			13,126,020

Stockholders' Equity (Deficit)	(3,049,707)	9,740,541	2,559,792	(l)	9,250,626

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$4,136,958	$10,583,324			$22,376,646

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VIKING ENERGY GROUP, INC. UNAUDITED PRO FORMA CONSDENSED COMBINED FINANCIAL STATEMENTS

VIKING ENERGY GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2017

	Historical
	Viking Energy Group, Inc. - Nine Months Ended 9/30/17	Petrodome Energy LLC - Ten Months Ended 10/31/17	Pro Forma Adjustments		Pro Forma Combined

REVENUE
Oil and gas sales	$588,622	$6,111,847			$6,700,469

OPERATING EXPENSES
Lease operating expenses and production taxes	437,477	1,732,830			2,170,307
Depreciation, depletion and amortization	146,602	3,829,441			3,976,043
Impairment of oil and gas properties	-	-			-
General and administrative	666,323	4,378,258			5,044,581
Stock based compensation	1,304,175	-			1,304,175
Accretion of asset retirement obligation	29,167	53,423			82,590
Other expense	-	1,081			1,081
TOTAL OPERATING EXPENSES	2,583,744	9,995,033			12,578,777

INCOME (LOSS) FROM OPERATIONS	(1,995,122)	(3,883,186)			(5,878,308)

OTHER INCOME (EXPENSE)
Unrealized loss on assets held for sale	-	(35,856,376)	35,856,376	(o)	-
Equity in loss of limited partnership	-	-			-
Interest expense	(1,160,875)	-	(250,000)	(n)	(1,410,875)
Other income (expense)	489,729	127,871			617,600
TOTAL OTHER INCOME (EXPENSE)	(671,146)	(35,728,505)			(793,275)

NET INCOME (LOSS)	$(2,666,268)	$(39,611,691)			$(6,671,583)

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VIKING ENERGY GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2016

	Historical
	Viking Energy Group, Inc.	Petrodome Energy LLC	Pro Forma Adjustments		Pro Forma Combined

REVENUE
Oil and gas sales	$376,829	$10,360,645			$10,737,474

OPERATING EXPENSES
Lease operating expenses and production taxes	248,294	3,020,910			3,269,204
Depreciation, depletion and amortization	98,572	9,765,742			9,864,314
Impairment of oil and gas properties	1,710,393	8,463,290			10,173,683
General and administrative	780,859	6,615,016			7,395,875
Stock based compensation	766,882	-			766,882
Accretion of asset retirement obligation	22,963	25,237			48,200
Other expense	-	193,641			193,641
TOTAL OPERATING EXPENSES	3,627,963	28,083,836			31,711,799

INCOME (LOSS) FROM OPERATIONS	(3,251,134)	(17,723,191)			(20,974,325)

OTHER INCOME (EXPENSE)
Unrealized loss on assets held for sale	-	-			-
Equity in loss of limited partnership	-	(3,246,906)	3,246,906	(p)	-
Interest expense	(2,483,308)	-	(300,000	)(m)	(2,783,308)
Other income (expense)	446,233	170,621			616,854
TOTAL OTHER INCOME (EXPENSE)	(2,037,075)	(3,076,285)			(2,166,454)

NET INCOME (LOSS)	$(5,288,209)	$(20,799,476)			$(23,140,779)

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VIKING ENERGY GROUP, INC. UNAUDITED PRO FORMA CONSDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X using the acquisition method of accounting in accordance with GAAP and are based on the historical consolidated financial statements of Viking and Petrodome, after giving effect to the acquisition as well as pro forma adjustments.

The unaudited pro forma condensed combined balance sheet combines the unaudited historical condensed consolidated balance sheets of Viking and Petrodome as of September 30, 2017, giving effect to the acquisition as if it had occurred on September 30, 2017.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2016, and the nine months ended September 30, 2017, assume the acquisition took place on January 1, 2016, the beginning of Viking’s most recently completed fiscal year. Viking’s audited consolidated statement of operations for the fiscal year ended December 31, 2016, has been combined with Petrodome’s audited consolidated statement of operations for the fiscal year ended December 31, 2016. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2017, combines the unaudited consolidated statement of operations of Viking for the nine months ended September 30, 2017, with the unaudited consolidated statement of operations of Petrodome for the ten months ended October 31, 2017, as the effective date of the acquisition was November 1, 2017, and interim unaudited financial statements were prepared for Petrodome as of that date. Management does not believe the one-month variance has a material effect on the unaudited consolidated combined statement of operations.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not intended to represent the consolidated results of operations or financial position of the combined company that would have been recorded had the merger been completed as of the dates presented and should not be taken as representative of future results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial statements do not reflect the impacts of any potential operational efficiencies, cost savings or economies of scale that Viking may achieve with respect to the combined operations of Viking and Petrodome. Additionally, the pro forma statements of operations do not include non-recurring charges or credits and the related tax effects that result directly from the acquisition.

The unaudited pro forma condensed combined financial statements reflect the estimated acquisition consideration, which does not represent what the actual merger consideration transferred will be at the Effective Time. In accordance with GAAP, the fair value of equity securities issued as the consideration transferred will be measured on the closing date of the acquisition at the then-current market price. Viking has estimated the total consideration to be approximately $4.4 million, which will be paid with cash, 2,000,000 common shares and the grant of a 1.5% Overriding Royalty Interest.

The unaudited pro forma condensed combined financial statements illustrate the assets and liabilities of Petrodome recorded at their preliminary estimated fair values at the effective date of the acquisition. The preliminary fair value estimates are subject to change based on the final valuations that will be determined as of the closing date of the acquisition. Actual results will differ from this unaudited pro forma condensed combined financial information once Viking has determined the final acquisition consideration and completed the valuation analysis and computations necessary to finalize the required purchase price allocations. Accordingly, the final allocations of acquisition consideration and their effects on results of operations may differ materially from the preliminary allocations and unaudited pro forma combined amounts included herein. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q of Viking Energy Group, Inc.

Note 2—Accounting Policies

The unaudited pro forma financial information has been compiled in a manner consistent with the accounting policies of Viking and Petrodome.

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VIKING ENERGY GROUP, INC. UNAUDITED PRO FORMA CONSDENSED COMBINED FINANCIAL STATEMENTS

Note 3—Estimated Acquisition Consideration and Allocation

Under the terms of the Membership Interest Purchase Agreement (MIPA), the Company, at closing, is required to provide a cash payment of $3,000,000, subject to certain post-closing adjustments described in the MIPA, the issuance of 2,000,000 common shares of the Company, and the assignment of a 1.5% Overriding Royalty Interest to the Seller.

Under the acquisition method of accounting, Viking will record all assets acquired and liabilities assumed at their respective acquisition-date fair values at the effective date of November 1, 2017. Under GAAP, if the fair value assigned to acquired assets and liabilities exceeds the consideration transferred in an acquisition, the difference is reflected as a bargain purchase gain. The purchase price allocation and resulting bargain purchase gain included in these pro forma financial statements is considered preliminary, particularly as it relates to the final valuation of oil & gas properties and equipment and intangible assets. There could be significant adjustments when the valuation is finalized. The following table summarizes our estimated bargain purchase gain computation as of November 1, 2017.

Calculation of estimated consideration given
Cash	$3,000,000
Issuance of 2m common shares at market - $0.2303	460,600
Estimate of value of ORRI - Total Discounted Proved Reserves @ 1.5%	974,955
Total estimate of consideration given	$4,435,555

Estimated value of oil and gas reserve evaluation and economic forecast - discounted at 9% - November 1, 2017
Total proved producing reserves	$16,906,610
Total proved behind pipe reserves	2,706,640
Total proved undeveloped reserves	45,384,440
Total proved reserves - discounted at 9%	$64,997,690

For the purpose of estimating a bargain purcase gain, the Company used the discounted dollar value of the total proved producing reserves for the value of the oil and gas properties acquired.

Calculation of Bargain Purchase Gain
Current assets	$1,333,078
Oil and gas properties - (total proved producing)	16,906,610
Total assets acquired	18,239,688
Liabilities assumed	(2,923,213)
Net assets acquired	15,316,475
Less estimated acquisition consideration	(4,435,555)
Post closing purchase price adjustments	484,820
Estimated bargain purchase gain	$11,365,740

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VIKING ENERGY GROUP, INC. UNAUDITED PRO FORMA CONSDENSED COMBINED FINANCIAL STATEMENTS

Note 4—Pro Forma Adjustments

(a)	Adjustment of cash balance
	Cash reclassed from assets held for sale	$1,253,769
	Cash distributed to seller pursuant to agreement	(3,114,725)
		$(1,860,956)

(b)	To record accounts receivable retained by seller as a post closing purchase price adjustment	$(496,401)

(c)	Prepaid expenses to benefit purchaser included in assets held for resale	$79,309

(d)	reclass of assets held for sale in recognition of closing	$(3,820,375)

(e)	Record estimated fair value of oil and gas properties acquired to total proved producing reserves discounted at 9%	$16,906,610

(f)	Investment in limited partnership distributed to seller pursuant to agreement	$(3,151,823)

(g)	To record accounts payable retained by seller as a post closing purchase price adjustment	$(826,641)

(h)	Assumption of asset retirement obligation associated with oil and gas properties	$694,489

(i)	Assumption of liabilities for undistributed revenue and royalties associated with oil and gas properties purchased	$1,253,769

(j)	Estimated liability for ORRI conveyed to seller as part of consideration given at closing	$974,955

(k)	Record the increase in long term debt for the new loan to facilitate the closing	$3,000,000

(l)	Adjustments to total equity
	Cash distributed to seller pursuant to agreement	$(3,114,725)
	Investment in limited partnership distributed to seller pursuant to agreement	(3,151,823)
	Cash that was borrowed to facilitate the closing distributed to seller	(3,000,000)
	Issuance of 2,000,000 common shares at market	460,600
	Estimated bargain purchase gain	11,365,740
		$2,559,792

(m)	Interest expense - for the year ended December 31, 2016, under the assumption the $ 3,000,000 was borrowed on January 1, 2016, at 10% interest only.	$300,000.00

(n)	Interest expense - for the ten months ended October 31, 2017, under the assumption the $ 3,000,000 was borrowed on January 1, 2016, at 10% interest only.	$250,000.00

(o)	Eliminate unrealized loss on assets held for sale, as this is not a part of normal go forward operations	$39,619,213

(p)	Eliminate equity in loss of limited partnership as this is not a part of normal go forward operations	$3,246,906

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